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Exhibit 21.1
SUBSIDIARIES
SABRE HOLDINGS CORPORATION

Sabre Holdings Corporation SUBSIDIARY
  (All subsidiaries are wholly-owned unless otherwise noted in parenthesis.
   Each subsidiary's subsidiaries outlined further below.)

   Sabre Inc.  (Delaware)

Sabre Inc. SUBSIDIARIES

   Axess International Network, Inc. (Japan) (25%)
   ENCOMPASS Holding, Inc. (Delaware)
   Prize Ltd. (Latvia) (50%)
   Sabre Decision Technologies International, Inc.
   (Delaware)
   Sabre Decision Technologies Licensing, Inc. (Delaware)
   Sabre Enterprises, Inc. (Delaware)
   Sabre Inc. (Delaware)
   Sabre Investments, Inc. (Delaware)
   Sabre International, Inc. (Delaware)
   Sabre International Holdings, Inc. (Delaware)
   Sabre Limited (New Zealand)
   Sabre Soluciones de Viaje S. de R.L. de C.V. (Mexico)
   (99%)
   Sabre Technology Enterprises, Ltd. (Cayman Islands)
   Sabre Technology Holland B.V. (The Netherlands)
   SST Finance, Inc. (Delaware)
   SST Holding, Inc. (Delaware)
   TSGL, Inc. (Delaware)
   The Sabre Group Sales (Barbados), Ltd.
   Ticketnet Corporation (Canada)
   Travelocity Holdings, Inc. (Delaware)

Sabre Decision Technologies International, Inc. SUBSIDIARIES

   Airline Technology Services Mauritius Ltd. (Mauritius)
   Sabre Group International Limited, formerly INHOCO 858
   Limited (UK)
   Sabre Decision Technologies (Australia) Pty Ltd.

Airline Technology Services Mauritius Ltd. SUBSIDIARY
   Sabre Pakistan (Limited) (Pakistan) (99%)

Sabre International, Inc. SUBSIDIARIES

   Sabre CIS Holdings, Inc. (Delaware)
   Sabre Belgium (Belgium) (99%)
   Sabre Computer-Reservierungssystem GmbH (Austria)
   Sabre Danmark ApS (Denmark)
   Sabre Deutschland Marketing GmbH (Germany)
   Sabre Deutschland Services GmbH (Germany)
   Sabre Espana Marketing, S.A. (Spain) (99%)
   Sabre Europe Management Services Ltd. (UK) (99%)
   Sabre France Sarl (France)
   Sabre Hellas SA (Greece)
   Sabre Ireland Limited (Ireland)
   Sabre Italia S.r.l. (Italy) (99%)
   Sabre Marketing Nederland B.V. (The Netherlands)

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Sabre International, Inc. SUBSIDIARIES - Continued

   Sabre Norge AS (Norway)
   Sabre Portugal Servicios LDA (Portugal) (99%)
   Sabre Servicios Colombia LTDA (Colombia) (99%)
   Sabre Suomi Oy (Finland)
   Sabre Sverige AB (Sweden)
   Sabre UK Marketing Ltd. (UK) (99%)
   STIN Luxembourg S.A. (Luxembourg) (99%)

Sabre International Holdings, Inc. SUBSIDIARIES

   Sabre Belgium (Belgium) (1%)
   Sabre Espana Marketing, S.A. (Spain) (1%)
   Sabre Europe Management Services Ltd. (UK) (1%)
   Sabre Italia S.r.l. (Italy) (1%)
   Sabre Portugal Servicios LDA (Portugal) (1%)
   Sabre Servicios Colombia LTDA (Colombia) (1%)
   Sabre UK Marketing Ltd. (UK) (1%)
   STIN Luxembourg S.A. (Luxembourg) (1%)
   The Sabre Group International (Bahrain) W.L.L. (1%)

Sabre Investments, Inc. SUBSIDIARY

   Sabre Investments - PK-1, Inc. (Delaware)

Sabre Soluciones de Viaje S. de R.L. de C.V. SUBSIDIARY

   Sabre Informacion S.A. de C.V. (Mexico) (99%)

Sabre Technology Enterprises, Ltd. SUBSIDIARIES

   Sabre Technology Enterprises II, Ltd. (Cayman Islands)
   The Sabre Group International (Bahrain) W.L.L. (99%)

Sabre Technology Holland B.V. SUBSIDIARIES

   Sabre Informacion S.A. de C.V. (Mexico) (1%)
   Sabre Soluciones de Viaje S. de R.L. de C.V. (Mexico)
   (1%)

SST Holding, Inc. SUBSIDIARY

   Sabre Sociedad Tecnologica S.A. (Mexico) (51%)

Sabre Sociedad Tecnologica S.A. SUBSIDIARY

   Sabre Services Administration (Mexico)

TSGL, Inc. SUBSIDIARY

   TSGL Holding, Inc. (Delaware)

Ticketnet Corporation SUBSIDIARY

   148548 Canada, Inc. (Canada)


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Travelocity Holdings, Inc. SUBSIDIARY

   Travelocity.com Inc. (Delaware)


* All subsidiaries are wholly-owned unless otherwise noted in parenthesis